UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2012

GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 667-8252

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 1.03 Bankruptcy or Receivership.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance sheet Arrangement of a Registrant.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 20, 2012, Grubb & Ellis Company on its behalf and on behalf of certain of its subsidiaries (collectively, “Grubb” or the “Company”), issued a press release disclosing that it had signed a definitive agreement (the “Agreement”) to sell substantially all of the Company’s assets to BGC Partners, Inc. (“BGC”). The Company and BGC intend to effect the transaction as an asset sale under Section 363 of the United States Bankruptcy Code (the “363 Asset Sale”), and on February 20, 2012, the Company filed a voluntary petition for reorganization ( the “Petition”) under the provisions of Chapter 11 of Title 11 of the United States Bankruptcy Code ( the “Bankruptcy Code”) with the United States Bankruptcy Court for the Southern District of New York ( the “Bankruptcy Court”), Case No. 12-10685. BGC is a leading global intermediary to the wholesale financial markets that also owns Newmark Knight Frank, one of the largest commercial real estate services firms in the U.S.

The Company plans to continue to operate its business as a “debtor-in-possession” under jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and order of the Bankruptcy Court and intends to seek to effect the 363 Asset sale as expeditiously as possible.

The Company entered into the Agreement on February 17, 2012, annexed to which was (i) a term sheet setting forth the principal terms and conditions pursuant to which BGC or an affiliate would offer to acquire all or substantially all of the Debtor’s assets (the “Sale Term Sheet”), and (ii) a term sheet setting forth the principal terms and conditions pursuant to which BGC or an affiliate would provide senior secured super priority debtor-in-possession financing (the “DIP Term Sheet”). The financing to be provided pursuant to the DIP Term Sheet ( the “DIP Financing”) would be used for the post-petition and other agreed upon operating expenses of the Company and other costs and expenses of administration of the Company’s Chapter 11 case in accordance with the budget agreed upon by the Company and the entity providing the DIP Financing. The DIP Financing shall be subject to, among other things, the entry by the Bankruptcy Court of an interim order and, as a condition subsequent, a final order satisfactory to the BGC entity providing the DIP Financing approving the DIP Financing pursuant to section 364 of the Bankruptcy Code.

Upon the execution of a definitive purchase and sale agreement with BGC with respect to the 363 Asset Sale, the Company intends to undertake the sale to the Purchaser through a court supervised auction conducted in accordance with Section 363 of the Bankruptcy Code.

There can be no assurance that the 363 Asset Sale will be consummated, or that any proceeds of such a sale would result in the Company being able to make distributions to holders of the Company’s 12% Cumulative Participating Perpetual Convertible Preferred Stock (the “Preferred

Stock”), the holders of the Company’s 7.95% Convertible Senior Securities due 2015 governed by that certain Indenture, dated as of May 7, 2010 (the “Pre-Petition Indenture”), between the Company and U.S. Bank National Association as trustee, or to holders of the Company’s common stock.

The filing of the Petition constitutes an event of default and triggers the acceleration of (or right of acceleration) under the Credit Agreement, dated April 15, 2011 (the “Pre-Petition Credit Agreement”), among Grubb & Ellis Management Services, Inc., as borrower (the “Borrower”), the Company, as guarantor, and the lenders party thereto from time to time, which was acquired on February 17, 2012 by BGC Note Acquisition Co., L.P., an affiliate of BGC. As a result of the initiating of the Chapter 11 case, all lender commitments under the Pre-Petition Credit Agreement are automatically terminated, and the principal of amount of the loans and the reimbursement obligations then outstanding, together with accrued interest thereon and any unpaid fees and all other obligations of the Borrower accrued under the applicable loan documents, became immediately due and payable. As of February 20, 2012, the Borrower outstanding borrowings under the Pre-Petition Credit Agreement totaled approximately $30,029,000.

The filing of the Petition constitutes an event of default or otherwise triggers the acceleration of (or right of acceleration) under the Pre-Petition Indenture governing the Company’s 7.95% Convertible Senior Securities due 2015 (the “Senior Notes”). Under the terms of the Pre-Petition Indenture, upon a bankruptcy filing, the outstanding principal amount of, and accrued interest thereon, became immediately due and payable. As of February 20, 2012, the aggregate principal amount of outstanding Senior Notes was $31,500,000.

The filing of the Petition may result in the immediate de-listing by the New York Stock Exchange ( the “NYSE”) of the Company’s common stock ( which is currently suspended from trading on the NYSE), which in turn would constitute a “Fundamental Change,” as defined in the Certificate of the Powers, Designations, Preferences and Rights of the Company’s 12% Cumulative Participating Perpetual Convertible Preferred Stock ( the “Preferred Stock”) In such event, each holder of the Company’s Preferred Stock is entitled to require the Company to redeem the Preferred Stock for cash equal to 110% of the sum of the face amount of the Preferred Stock plus all accrued and unpaid dividends, which total aggregate amount for all shares of Preferred Stock is approximately $111,400,000.

The foregoing is a summary of the Agreement and the Sale Term Sheet and Dip Term Sheet and does not purport to be a complete discussion of such documents. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Agreement and the Sale Term Sheet and the DIP Term sheet, all of which are annexed to this Current Report on Form 8K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Agreement dated as of February 17, 2012, by and between BGC Partners, Inc. and Grubb & Ellis Company and Sale Term Sheet and DIP Term Sheet annexed thereto.

99.1	Press Release issued by Grubb & Ellis Company on February 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY

By:	/s/ Michael J. Rispoli
Michael J. Rispoli
Executive Vice President and Chief Financial Officer

Dated: February 21, 2012